UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

WHITNEY HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 St. Charles Avenue, New Orleans, Louisiana 70130

(Addresses of Principal Executive Offices, including Zip Code)

(504) 586-7272

(Registrant’s Phone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On April 27, 2011, Whitney Holding Corporation (“Whitney”) sent a revised notice (the “Notice”) to the participants in the Whitney National Bank Savings Plus Plan (the “Plan”), informing them that because the merger between Whitney and Hancock Holding Corporation (“Hancock”) had been delayed pending regulatory approval, the conversion of amounts invested under the Plan in shares of Whitney common stock in the Whitney Stock Fund into shares of Hancock common stock in the Hancock Stock Fund will also be delayed. As a result, the temporary suspension of activity involving the Whitney Stock Fund (the “Blackout Period”) scheduled to begin at 4:00 p.m. Eastern time on April 28, 2011 and end during the week of May 8, 2011, has been postponed and is now expected to begin at 4:00 p.m. Eastern time on May 12, 2011 and end during the week of May 22, 2011.

As described in the Notice, participants in the Plan will be prevented during the Blackout Period from directing or diversifying any portion of their accounts invested in the Whitney Stock Fund. All other activity with regard to the Plan can continue as normal, including directing investments that do not include the Whitney Stock Fund and making transfers between other investment options.

In connection with the foregoing, Whitney sent a revised notice to its directors and executive officers in accordance with Section 3.06 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction). A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Notice sent to Whitney Holding Corporation Directors and Section 16 Officers regarding a Blackout Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By:	/s/ JOSEPH S. SCHWERTZ JR.
Joseph S. Schwertz Jr
Executive Vice President and General Counsel

Date: April 29, 2011